Exhibit (h)(2)(xv)

AMENDMENT NO. 5

TO THE

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

Amendment No. 5 to the Fourth Amended and Restated Expense Limitation Agreement, dated as of September 30, 2005, between AXA Equitable Life Insurance Company (“AXA Equitable” or the “Manager”) and EQ Advisors Trust (the “Trust”).

The Manager and Trust hereby agree to modify and amend the Fourth Amended and Restated Expense Limitation Agreement dated as of May 1, 2002, as amended, (“Agreement”) between them as follows:

1.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 5 to Schedule A attached hereto.

2.	Schedule B. Schedule B to the Agreement, which sets forth the reimbursement periods for each of the Portfolios of the Trust is hereby replaced in its entirety by the Amendment No. 5 to Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 5 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Steven M. Joenk
	Kenneth T. Kozlowski		Steven M. Joenk
	Chief Financial Officer		Senior Vice President

AMENDMENT NO. 5

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Name of Portfolio	Maximum Annual Operating Expense Limit
(Class A)
EQ/Alliance International Portfolio	0.85%
EQ/Alliance Large Cap Growth Portfolio	0.80%
EQ/Ariel Appreciation II Portfolio	0.90%
EQ/Bernstein Diversified Value Portfolio	0.70%
EQ/Calvert Socially Responsible Portfolio	0.80%
EQ/Capital Guardian Growth Portfolio	0.70%
EQ/Capital Guardian International Portfolio	0.95%
EQ/Capital Guardian Research Portfolio	0.70%
EQ/Capital Guardian U.S. Equity Portfolio	0.70%
EQ/Van Kampen Emerging Markets Equity Portfolio	1.55%
EQ/Evergreen Omega Portfolio	0.70%
EQ/Evergreen International Bond Portfolio	0.90%
EQ/FI Mid Cap Portfolio	0.75%
EQ/FI Small/Mid Cap Value Portfolio	0.85%
EQ/Janus Large Cap Growth Portfolio	0.90%
EQ/JP Morgan Value Opportunities Portfolio	0.70%
EQ/J.P. Morgan Core Bond Portfolio	0.55%
EQ/Lazard Small Cap Value Portfolio	0.85%
EQ/Legg Mason Value Equity Portfolio	0.75%
EQ/Lord Abbett Growth and Income Portfolio	0.75%
EQ/Lord Abbett Mid Cap Value Portfolio	0.80%
EQ/Lord Abbett Large Cap Core Portfolio	0.75%
EQ/Marsico Focus Portfolio	0.90%
EQ/MFS Investors Trust Portfolio	0.70%
EQ/Mercury Basic Value Equity Portfolio	0.70%
EQ/Small Company Index Portfolio	0.60%
EQ/Van Kampen Comstock Portfolio	0.75%
EQ/Van Kampen Mid Cap Growth Portfolio	0.80%
EQ/Wells Fargo Montgomery Small Cap Portfolio	1.05%

AMENDMENT NO. 5

SCHEDULE B

REIMBURSEMENT PERIOD

Five Year Reimbursement Period:

EQ/Bernstein Diversified Value Portfolio
EQ/Evergreen Omega Portfolio
EQ/FI Small/Mid Cap Value Portfolio
EQ/J.P. Morgan Core Bond Portfolio
EQ/Lazard Small Cap Value Portfolio
EQ/Mercury Basic Value Equity Portfolio
EQ/MFS Investors Trust Portfolio
EQ/Van Kampen Emerging Markets Equity Portfolio
EQ/Capital Guardian Growth Portfolio
(formerly, EQ/Putnam Growth & Income Value Portfolio)
EQ/JP Morgan Value Opportunities Portfolio
(formerly, EQ/Putnam Voyager Portfolio)
EQ/Small Company Index Portfolio

Three Year Reimbursement Period:

EQ/Alliance International Portfolio
EQ/Alliance Large Cap Growth Portfolio
EQ/Ariel Appreciation II Portfolio
EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian International Portfolio
EQ/Capital Guardian Research Portfolio
EQ/Capital Guardian U.S. Equity Portfolio
EQ/Evergreen International Bond Portfolio
EQ/FI Mid Cap Portfolio
EQ/Janus Large Cap Growth Portfolio
EQ/Legg Mason Value Equity Portfolio
EQ/Lord Abbett Growth and Income Portfolio
EQ/Lord Abbett Mid Cap Value Portfolio
EQ/Lord Abbett Large Cap Core Portfolio
EQ/Marsico Focus Portfolio
EQ/Van Kampen Comstock Portfolio
EQ/Van Kampen Mid Cap Growth Portfolio
EQ/Wells Fargo Montgomery Small Cap Portfolio